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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

            PARENT COMPANY                  SUBSIDIARY COMPANIES         STATE OF INCORPORATION
            --------------                  --------------------         ----------------------
       Alpena Bancshares, Inc.       First Federal of Northern Michigan      United States

First Federal of Northern Michigan   Financial Services and Mortgage           Michigan
                                             Corporation

First Federal of Northern Michigan      InsuranCenter of Alpena                Michigan